Exhibit 10.17

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Mega International Commercial Bank

Medium to Long-Term Credit Facility Agreement

No.: 201-02-109311
Client Name: Gogoro Inc.

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Medium to Long-Term Credit Facility Agreement

Between:	Mega International Commercial Bank Co., Ltd. (hereinafter “Party A”)
Gogoro Inc. (hereinafter “Party B”)

Whereas Party B has sought credit facility from Party A in order to make investments in overseas markets and fulfil the capital expenditures of its subsidiaries (hereinafter this “Credit Facility”), Party B asked the guarantor (hereinafter “Party C”) to sign this Credit Facility Agreement together with Party A (hereinafter this “Agreement”) with below terms and conditions:

General Terms

Section 1 General

Article 1: Terms and Conditions of Credit Facility

(I)

Purpose of Credit Facility: To provide the funds required for Party’s B’s investment in overseas markets and capital expenditures of its subsidiary, Gogoro Network (Cayman), Taiwan Branch (hereinafter “Gogoro Network”).

(II)	Credit Facility Amount: General medium-term loan of US$200,000,000 in equivalent New Taiwan Dollars, on non-revolving basis.

(Total drawdown under this Agreement and under the Gogoro Network Medium and Long-Term credit Facility Agreement 201-02-109312 shall not exceed US$200,000,000 or the equivalent in other currencies.)

(III)

Initial Drawdown Date: The initial drawdown under this Agreement and the earliest drawdown date under any tranche of the credit facility under the Gogoro Network Medium and Long-Term Credit Facility Agreement 201-02-109312 shall be no later than February 20, 2021, otherwise February 20, 2021, shall be the initial drawdown date.

(IV)	Drawdown Period: 1 year and 6 months from the initial drawdown date. Upon expiry of the drawdown period, the credit amount that is not drawn down shall be automatically cancelled.

(V)	Credit Period: 2 years from the initial drawdown date.

(VI)	Drawdown Manner and Conditions:

1.	Overseas Investments:

With the drawdown notice up to 80% of the relent documents (including but not limited to the local government approval letter and capital injection documents).

2.	To support the required capital expenditures of its subsidiary, Gogoro Network:

Submission of battery purchase agreements, transaction documents or proof of payment (including but not limited to invoices) and the drawdown may be made through drawdown notice up to 80% of the transaction documents or proof of payment (where the relevant transaction documents are denominated in New Taiwan Dollar, the equivalent US Dollar shall be calculated based on the closing inter-bank exchange rate announced by the Central Bank on two business days prior to the drawdown date).

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(VII)	Repayment Deadline and Manner:

Principal shall be repaid upon expiry of the credit period, provided that Party B may prepay the principal with Party A’s consent at any time before expiry of the credit period.

(VIII)	Interest Accrual and Payment:

US Dollars –

3-month London Interbank Offered Rate (LIBOR) plus applicable margin under the “Interest Rate Margin Adjustment Mechanism Table”, with taxes borne by Party B, provided that the rate shall not be lower than 1.85% before tax. Where the LIBOR and US Dollar offer rate shown on Taiwan Foreign Exchange Center’s TAIFX3 at 11 a.m. for the same term have a difference, the difference over 0.3% shall be borne by Party B. Interest is payable on a monthly basis and interest rate is adjusted once every 3 months. The adjustment mechanism is as follows:

Based on the latest consolidated financial report (based on accountant-audited/reviewed annual/second-quarter consolidated financial report) of Party B.

Earnings before Tax Margin (X)	Annual Interest Rate Margin
X≤0%	2%
0%<X≤5%	1.9%
X>5%	1.8%

Note: Earnings before Tax Margin (X) = (Net Profit before Tax / Net Operating Revenue) x 100%

(IX)	Breach Penalty and Delay Interest:

If the Borrower delays in the repayment of principal or the payment of interest, starting from the due date in the case of principal, or starting from the interest date in the case of interest, breach penalty shall accrue at 10% of the agreed interest rate for a period of delay within 6 months and 20% for any period beyond 6 months. If Party B fails to repay principal in accordance with the agreement, in addition to the above breach penalty, delay interest shall also accrue at 5% of the agreed interest rate of this Credit Facility plus 5% per annum.

(X)	Other individually negotiated terms:

1.	Financial Covenants

(1)	During the period of existence of this Agreement, Party B must maintain the following financial ratios and requirements:

a.	Liquidity ratio [liquid asset / liquid debt]: ≥ 100%;

b.

Debt ratio [(total debt – leasing debt) / shareholder equity]: Applicable in accordance with Party B’s earnings before tax margin; if the earnings before tax margin are < 0%, the debt ratio shall be ≤ 350%; if the earnings before tax margin are ≥ 0%, the debt ratio shall be ≤ 400%.

(2)

The above financial ratios shall be reviewed every 6 months and shall be calculated based on the annual/second-quarter consolidated financial report audited/reviewed by an accountant acceptable to Party A.

(3)

In case of inconsistency with the above financial ratios or requirements, rectification shall be completed (calculated based on the accountant-audited/reviewed consolidated financial report) before the following review date. If rectification is not completed before the rectification deadline, starting from the day following the rectification deadline (i.e., October 1 or June 1) until the date on which rectification is completed, a monthly compensation shall be charged at 0.25% per annum (calculated based on

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365 days a year, with any period shorter than one month calculated as one month) (to be paid on the interest date without being deemed a breach of covenant). In case of two consecutive breaches of the above financial ratios or requirements, it shall still not be deemed a breach of covenant, but Party B shall immediately provide Party A with specific financial improvement measures (including but not limited to capital increase).

2.

During the period of existence of this Agreement, the President of Ruentex Group, Samuel Yin through his investment vehicles, and subsidiaries of Ruentex Group shall not directly or indirectly own less than 35% in Party B’s issued shares or paid-in capital, provided that the requirement shall not apply where a dilution is caused by additional capital injections in Party B or Party’s listing on a stock exchange recognized by Party A.

3.

During the period of existence of this Agreement, Party B agrees to maintain an average savings per quarter with Party A’s financial holding headquarter branch, equivalent to 20% of the aggregate outstanding loan amount or more, of this Agreement and Gogoro Network’s Medium and Long-Term credit Facility Agreement 201-02-109312. If Party B fails to fulfil this requirement, it shall pay a commitment fee at 0.1% per quarter based on the aggregate outstanding loan amount of this Agreement and Gogoro Network’s Medium and Long-Term credit Facility Agreement 201-02-109312.

4.

Upon Party B going public, if the terms and conditions of Party A’s share subscription collection service meet Party B’s needs and its payment method and fees so charged are comparable to those offered by its financial industry peers, Party B agrees to prioritize Party A as its share subscription collection servicer.

5.

The interest rate of US Dollar loan under this Agreement will be referenced to the interest rate benchmark at a major international foreign currency market (New York, London, Singapore or Hong Kong) or the US Dollar offer rate at Taipei Foreign Exchange Center from the conversion date of November 21, 2021 or any date during the preceding 5 days as designated by Party A. The interests so charged from the conversion date per the new interest rate benchmark shall be equivalent to the interests so charged per the original interest rate benchmark and shall be in no event lower than the US Dollar “base lending rate” published by Party A on the same day.

6.	Party B agrees that, if the limit drawn down under this Agreement cannot reflect Party A’s cost of capital in a timely manner, the parties may further negotiate the applicable interest rate.

7.	Party B and Party C understand and agree that Party A may entrust its collection activities to third parties based on its business requirements.

Article 2:

For the foreign currency debt owed by Party B under this Agreement, it may pay repay by foreign currency or equivalent New Taiwan Dollar. Where it repays by New Taiwan Dollar, Party B agrees that Party A may designate a current FX sell rate on the debt due date or repayment date to calculate the repayment amount. However, the early repayment of Party B is subject to Party A’s consent.

Article 3:

Following the signature of this Agreement, if Party A has difficulties to acquire funding or if the loan advanced may cause Party A to be in breach of the law, the loan advance date and amount may be adjusted, provided that if Party A has already received the commitment fee and has not advanced the loan, the commitment fee shall be returned to Party B in proportion to the loan amount that is not advanced.

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Article 4:

Any repayment request or notice issued by Party A to Party B and Party C in accordance with this Agreement shall be deemed fully given upon delivery to the last notified address of the recipient or its representative. If the recipient or representative does not give prior notice to Party A about relocation from the last notified address, or if Party A is otherwise unable to deliver to the last notified address, the request or notice shall be deemed delivered to the recipient after the normal posting period following Party A’s posting to the last notified address of the recipient or representative.

Article 5:	Party B shall repay principal and pay interest and other amounts under this Agreement on the due date during Party A’s business hours and in Party A’s place of business.

Article 6:

If the interest rate of this Credit Facility is adjusted due to adjustment to the bank’s base interest rate at the time of contracting (base interest rate at the time of contracting is _______% per annum), Party B agrees that, when Party A adjusts its base interest rate, adjustment shall be made starting from the date of adjustment based on the base interest rate after adjustment. If such base interest rate is adjusted after contracting, Party B agrees to be bound by Party A’s public announcements of the details thereof in its place of business.

Section 2 Security

Article 7:

Party B shall first acquire Party A’s written consent before making any change to its business nature or company organization, or entering into, amending or terminating any contract about the lease of all of its business, outsourcing of its operation or routine joint operation with any other person, or assigning all or main parts of its business or property or being assigned all business or property of any other person, having a material impact on the company operation.

Article 8:

Party B agrees to accept Party A’s supervision on the purpose of Party B’s credit facility, audit on business and finance, inspection of collateral, monitoring and review of relevant accounting books, statements (including consolidated financial statements of affiliates), vouchers and documents. As required, Party A may also ask Party B to submit the above credit verification materials in time or provide financial statements certified by accountants acceptable to Party A and ask such certifying accountants to provide working drafts and to submit duplicate copies of the financial statements to the Joint Credit Information Center, with a copy to Party A. If Party A deems that any financial statement or other document submitted by Party B to Party A is false, it shall constitute a breach of contract upon Party A’s notice. However, Party A has no obligation to perform supervision, audit, inspection, monitoring or review. If Party A deems that Party B’s financial structure should be improved, it may ask Party B to undertake actions to improve its financial structure.

Party B and Party C agree that Party A may submit Party A’s credit verification investigative report on Party B and Party C and credit facility information (including payment delay, collection and bad debt records), Party B’s and Party C’s financial information, instrument credit information, personal credit information, credit card (including IC card and magnetic card) credit information, credit card merchant credit information and other information related to credit transactions to Party A, the Small and Medium Enterprise Credit Guarantee Fund of Taiwan and institutions engaged by the Small and Medium Enterprise Credit Guarantee Fund of Taiwan for collection, processing, use and international transmission, as well as the provision of the above to the Joint Credit Information Center for filing. Party B and Party C also agree that the Joint Credit Information Center may provide information in its files to its member financial institutions.

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Article 9:

When Party A is in possession of any instrument issued, endorsed or guaranteed by Party B or Party C in relation to the credit facility and if Party B’s or Party C’s specimen seal is used in a fraudulent manner without Party A’s knowledge, or if Party B’s or Party C’s specimen seal is forged and Party A has exercised the due care it owes, Party B and Party C shall be fully liable for the losses suffered by Party A. When Party A is in possession of any acknowledgment of debt, guarantee letter or other instrument from Party B or Party C in relation to the credit facility and if Party A proves that the loaned property has been handed to Party B or the guarantee letter has been issued to the beneficiary in accordance with the credit facility agreement, neither Party B nor Party C shall deny the existence of the indebtedness under the credit facility based on the fraudulent use or forgery of the specimen seal affixed to the above documents.

If Party B or Party C has any changes to their names, changes to their organization, changes to their articles of association, changes of representatives or other events of changes with a material impact on company operation, it shall give written notice about the change to Party A and shall apply for replacement or cancellation of the specimen seal with Party A. Party B and Party C shall be fully liable for all transactions with Party A before such change notice is given to Party A. Party B’s and Party C’s specimen seals registered with Party A shall continue to be valid before Party A’s agreement and completion of the specimen seal replacement or cancellation procedure. Party B and Party C shall be liable for all transactions engaged with Party A with the originally registered specimen seals. However, losses incurred from fraudulent use or forgery of the originally registered specimen seals shall be handled in accordance with the previous paragraph.

Article 10:

If any instrument, acknowledgement of debt or proof of claim for indebtedness owed to Party A signed/issued, endorsed or guaranteed by Party B is damaged or lost due to accident, force majeure or any event not imputable to Party A, or if such proof of claim such as acknowledgement of debt or instrument is altered without being due to Party A’s gross negligence, unless Party B proves that there is any error in the photocopy or microfilm of Party A’s accounting books, vouchers, computer-generated forms or correspondence, in which case corrections shall be made by Party A, Party B shall fully recognize the records in such books and documents and shall immediately repay all fees, breach penalties, principal and interest under such indebtedness when they are due.

Article 11: 1.

In case of any of the following events with any indebtedness owed by Party B to Party A, without Party A’s prior notice or demand, Party A may reduce the credit limit granted to Party B or shorten the loan repayment deadline or deem all loans immediately due and payable at any time:

(1)	Principal under any indebtedness is not repaid as agreed.

(2)

Petition for settlement in accordance with the Bankruptcy Act, petition for declaration of bankruptcy, petition for company reorganization, blacklisting by the clearing house, business suspension, debt cleanup, etc.

(3)	Failure to provide security as agreed.

(4)	Successor’s declaration for restricted succession or succession waiver following decease.

(5)	Declaration for forfeiture of main properties due to criminal matters.

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2.

In case of any of the following events with any indebtedness owed by Party B to Party A, following Party A’s prior notice or demand, Party A may reduce the credit limit granted to Party B or shorten the loan repayment deadline or deem all loans immediately due and payable:

(1)	Interest under any indebtedness is not paid as agreed.

(2)	Seizure, loss, reduction of value or insufficiency of collateral to cover the secured claim.

(3)	The actual funds from Party B’s indebtedness owed to Party A are used for purposes other than those approved by Party A.

(4)	Enforcement, provisional seizure, provisional disposition or other security measures, creating a concern that Party A may not be repaid.

Article 12:

Upon occurrence of an event of breach by Party B or Party C, regardless of the period of the indebtedness, Party A has the right to prepay all deposits that Party B and Party C have with Party A and all of their claims against Party A (excluding check deposits) and use the proceeds from the prepayment to set off against all indebtedness owed by Party B and Party C to Party A.

Party B and Party C agree and understand that, in case of any event of breach in relation to any instrument signed by Party B and Party C with Party A and following Party A’s reduction of the credit limit or shortening of the loan period or acceleration of the indebtedness, the checking deposit (account) agreements signed by Party B and Party C with Party A shall automatically cease to be valid and Party A shall immediately return the balance of funds deposited in such checking account and use the funds to be returned to set off against all indebtedness owed by Party B and Party C to Party A.

Party A’s setoff under the previous two paragraphs takes effect from the time of account entry of the setoff. At the same time, any certificate of deposit, passbook, check or other certification issued by Party A to Party B and Party C shall cease to be valid to the extent of the setoff.

Article 13:

When Party B owes multiple debts to Party A, if the payment made by the repaying party is insufficient to cover all indebtedness, the manner and sequence of repayment shall be in accordance with the provisions of the Civil Code, provided that breach penalties shall be paid before fees, which shall be paid before interest.

Article 14:

In case Party B and Party C fail to perform their contractual responsibilities, to the effect that legal action is instated, Party B and Party C shall assume joint and several liabilities deriving from the required expenses incurred from the exercise or preservation the right as creditor to Party B and Party C by Party A, including the fee for WeChat service, warehouse storage, transportation, and legal service (only applicable when Party A is unable to instate legal action that the delegation of an attorney-at-law is necessary and limited to the fees for such service) unless the court rules that there is no creditor’s right of Party A over Party B and Party C.

Section 3 Collaterals [delete]

Section 4 Guarantor

Article 19:	Party C bears joint-and-several liability for the repayment of all indebtedness owed by Party B under this Agreement until the full repayment of all indebtedness hereunder and agrees to the following:

(1)	Party A may seek repayment by Party C without having to make any claim against any collateral first.

(2)

After Party C has repaid all indebtedness on Party B’s behalf and seeks transfer of collateral by Party A in accordance with the law, it shall not voice any objection about the defect in the collateral.

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Article 20:

Party C agrees that, before full repayment of the main indebtedness, if Party C makes repayment to Party A, to the extent of the repayment, Party C’s claim against Party B and its right of subrogation shall be subordinated to Party A’s remaining claim against Party B, provided that such claim is guaranteed by Party C.

Article 21:	If deemed necessary by Party A based on specific facts, Party A may give notice to Party B to add or replace the guarantor acceptable to Party A and Party B shall proceed accordingly.

Section 5 Miscellaneous

Article 22:

The conditions of establishment, validity and manners of legal acts in relation to any indebtedness incurred by Party B and Party C under this Agreement shall be governed by the laws of the Republic of China (Taiwan).

Article 23:

It is agreed that the Taiwan Taipei District Court shall have first-instance jurisdiction over all indebtedness owed by Party B and Party C to Party A, except for exclusive jurisdiction specially provided by the law.

Article 24:

This Agreement shall terminate when all principal, interest, delay interest, breach penalties, processing fees, administrative charges, insurance fees and all other related indebtedness payable by Party B to Party A under this Agreement and all subsequent addenda are fully repaid and all conditions to be completed by Party A and Party B have been completed.

Article 25:

Party B and Party C agree that, as required for its business, Party A may entrust its activities to other institutions in accordance with the regulations of the competent authorities and may also provide information to the entrust institutions, provided that the entrust institutions shall still comply with the law and confidentiality in the processing and use of Party B’s and Party C’s information.

Party B and Party C may request from Party A the types of information disclosed to the entrust institutions under the previous paragraph and the names of such entrust institutions.

Article 26:

If any clause of this Agreement needs to be amended, added or deleted, a notice shall be given to the other party and the amendment, addition or deletion shall be subject to agreement by both parties. Any matter that is not stipulated shall be established through agreement by both parties, unless otherwise provided by law.

Article 27:	This Agreement is made in 5 original copies. Party A shall keep 1 original copy. The remaining 4 original copies shall be held by Party B, Party B’s parent and Party C.

Particular Terms:

Article 28:

If Party B fails to perform the indebtedness guaranteed by Party C and Party A deems it necessary to allow delayed repayment or repayment in installments by Party B pursuant to its request, it shall give swift written notice to Party C. Party C agrees that it shall continue to be liable for the guarantee of the full indebtedness upon delivery or deemed delivery of Party A’s written notice.

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Article 29:

In case of any of the following events with any indebtedness owed by Party B to Party A, without Party A’s prior notice or demand, Party A may reduce the credit limit granted to Party B or shorten the loan repayment period or deem all indebtedness immediately due and payable:

1.

Party B provides false financial reports or information before the credit facility is granted by Party A, resulting in incorrect evaluation by Party A, or has any event of intentional concealment or falsity in any related matter in its dealings with Party A, leading Party A into error.

2.	The license required for the purpose of the funds granted by Party A is suspended or revoked.

3.	The loan funds granted by the bank are used in Mainland China.

Article 30

In case of any of the following events with any indebtedness owed by Party B to Party A, following Party A’s prior notice or demand with a reasonable period, Party A may reduce the credit amount granted to Party B or shorten the loan repayment period or deem all indebtedness immediately due and payable:

1.	Any instrument used by the Party B or its representative is rejected for payment and such rejection has not been cancelled.

2.	Any repayment instrument provided by Party B is rejected for payment upon presentation.

3.	Party B delays in relation to any loan with any financial institution.

4.	If this credit facility is secured by personal property and Party A acquires the right to possess the security in accordance with the provisions of the personal property mortgage agreement.

5.	Party B puts its properties in a trust for the benefit of any third party without Party A’s consent.

6.	Party B fails to purchase insurance for the collateral or fails to renew proper fire insurance (including earthquake insurance).

7.	Party B has any event of merger, split or capital reduction.

8.	Party B breaches or fails to perform any provisions of this Agreement.

Article 31:

Party B and Party C agree that, when Party A puts its claim against Party B (including security for such claim and other ancillary rights) in a trust or assigns such claim to any third party in accordance with the Financial Asset Securitization Act, Party A may make public announcements in lieu of notice about the assignment of the claim in accordance with the provisions of the Financial Asset Securitization Act.

Article 32:

Party B and Party C agree that, for the specific purpose required for the assignment of claims, Party A may provide information related to Party B’s and Party C’s indebtedness to the assignee of the claims and the claim appraisal auditor, provided that Party A shall urge that such information users comply with the confidentiality requirements under the Banking Act, the Personal Data Protection Act and other applicable laws and shall not disclose any such relevant information to any third party.

Article 33:

Party B and Party C ☐ Agree ☐ Disagree, that, subject to the client information confidentiality measures of Party A’s financial holding company and each of its subsidiaries, Party A may disclose or refer to Party A’s financial holding company or any of its subsidiaries Party B’s and Party C’s basic personal information other than their names and addresses, account, credit, investment or insurance information that Party A holds or has on file for purposes such as promotion, marketing or provision

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of business services, or for cross-utilization among these companies:

Mega Securities Co., Ltd.

Chung Kuo Insurance Company Ltd.

Mega Bills Finance Co., Ltd.

Mega International Investment Trust Co., Ltd.

Mega Asset Management Co., Ltd.

Mega Venture Capital Co., Ltd.

Yun Shing Industries Co., Ltd.

Mega Futures Co., Ltd.

Mega International Securities Investment Consulting Co., Ltd.

Yin Kai Co., Ltd.

Party B and Party C agree that, notwithstanding the previous paragraph, if they no longer wish to consent to this clause, they may give notice to Party A by telephone, internet, in writing or by personally visiting Party A’s place of business. Party A shall give notice to its financial holding company and all its subsidiaries to stop sending relevant information and to stop cross-utilization of Party B’s and Party C’s above information, provided that, if Party B and Party C expressly ask to only stop cross-utilization of their information by Party A’s financial holding company or certain subsidiaries, Party B’s and Party C’s request shall be followed accordingly.

Party B and Party C

_____________________________________________________________________

(signature/seal)

Note 1: No signature or seal is required if “Disagree” is selected.

Note 2: If “Agree” is not selected or if the signature/seal column is left blank, it shall be deemed “Disagree”.

Note 3: In case of changes to the organization of Party A’s financial holding company, resulting in any increase or decrease in the subsidiaries listed in this paragraph, a public announcement shall be made on the websites of the financial holding company and its subsidiaries.

Article 34:

The signatures and specimen seals of Party B and Party C in this Agreement are personally affixed by Party B and Party C. Subsequent dealings with Party A by Party B and Party C in relation to the credit facility shall be based on either such signature or specimen seal in order to take effect.

Article 35:

Party B and Party C agree that, to the extent a third party with legal interest in Party A’s performance of its claims seeks evaluation about repayment of Party B’s indebtedness to Party A, Party A may provide such third party with the total amount of indebtedness owed by Party B or the outstanding amount of principal, interest, breach penalty, fees, etc., by type of indebtedness under the loan.

Party                     B signature/seal

Party                     C signature/seal

Other Negotiated Clauses:

Article 36:	If this credit facility is a co-borrowing, Party B hereby declares that each co-borrower shall be liable to Party A for the full payment in relation to all indebtedness owed under this Agreement.

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Article 37:

If Party C serves as Party B’s director or supervisor when it provides guarantee under this Agreement and subsequently resigns or is removed for other legal reasons, Party A may reduce the credit amount granted to Party B or suspend drawdown at any time without prior notice or demand. Party B shall also give immediate notice to Party A about such resignation and shall be liable for compensating any damage suffered by Party A in case of breach.

Article 38:

Party C hereby declares that it undertakes guarantee liability under this Agreement in its personal status. If Party C serves as Party B’s director or supervisor when it provides guarantee under this Agreement, Party C agrees that, in case of subsequent removal, it shall continue to bear guarantee liability under this Agreement in its personal status.

Article 39:

If Party C serves as Party B’s director or supervisor when it provides guarantee under this Agreement and subsequently resigns or is removed for any other legal reasons, Party C agrees to give immediate written notice to Party A about such removal and shall be liable for compensation if Party A suffers damages due to breach.

Article 40:

If either Party A or Party B learns about the acceptance of commissions, kickbacks or any other undue benefits by any staff, it shall immediately give notice to the other party about the identity of such person, the manner of provision, undertaking, request or collection, the amount or any other benefit and shall provide relevant evidence and cooperate with the other party’s investigation. If either party suffers damage as a result, it may seek compensation from the other party.

If Party A or Party B is involved in any unethical conduct in its business activities, the other party may unconditionally terminate or cancel this Agreement at any time.

Article 41:

If Party B has any of the following events, the bank may suspend fund advance or terminate this Agreement forthwith to comply with applicable laws and regulations such as money laundering prevention and counter-terrorism financing:

1.

Party B refuses to comply with the bank’s regular review, refuses to provide information about the substantial owner or controller, or refuses to provide explanations about the nature and purpose of transactions or the source of funds.

2.

Party B is subject to economic sanction or is a terrorist or terrorist organization determined or pursued by any foreign government or international money laundering prevention organization or the Ministry of Justice in accordance with the Counter-Terrorism Financing Act.

Article 42:

Party B designates Mr. Hok-Sum Horace Luke (address: 11F, Building C, No. 225, Section 2, Chang’an East Road, Songshan District, Taipei City) as Party B’s process agent, including but not limited to all notices, requests and relevant documents for arbitration or judicial proceedings under this Agreement. Party B agrees that any document delivered or sent to Party B’s process agent as the recipient shall be deemed officially and fully delivered to Party B.

Article 43:

Party B and Party C hereby declare that they have reviewed all the terms and conditions above during a reasonable period and have fully understood such terms and conditions before affixing their personal signatures and seals.

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Signed by:

Party A: Mega International Commercial Bank Co., Ltd.

Legal Representative: Chang, Chao-Shun

Authorized Representative: Financial Holding Branch Manager, Yeh, Yong-Cheng

Address: No. 123, Section 2, Zhongxiao East Road, Zhongzheng District, Taipei City

Party B:

Guarantor: GOGORO INC.

Legal Representative: Hok-Sum Horace Luke

Address: 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands

Contact Address: 11F, Building C, No. 225, Section 2, Chang’an East Road, Songshan District, Taipei City

Party C:

Guarantor: Hok-Sum Horace Luke

Passport No.: 642430562

Address: 11F, Building C, No. 225, Section 2, Chang’an East Road, Songshan District, Taipei City

January 6, 2021

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	Party B	Guarantor Hok-Sum Horace Luke (Party C)
Verification Date	January 6, 2021	January 6, 2021

Verification Signature and Seal

Verification Location	11F, Building C, No. 225, Section 2, Chang’an East Road, Songshan District, Taipei City	Same as left

Verification Staff	KUO YU WEN	KUO YU WEN